UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 7, 2008, Exactech, Inc. (the “Company”) issued a press release announcing the consummation of the acquisition of our french distributor, France Medica. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.

The press release attached as an exhibit to this report contains various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events, including, but not limited to, statements regarding levels of and expected growth in sales of the Company’s products. When used in the press release and this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the effect of competitive pricing, the Company’s dependence on the ability of its third-party suppliers to produce components on a cost-effective basis to the Company, market acceptance of the Company’s products, the outcome of litigation, the availability of third-party reimbursement for the Company’s products, high inventory maintenance requirements, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Exactech undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Items 7.01 and 8.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Item 8.01. Other Events

On April 1, 2008, Exactech, Inc., a Florida corporation (the “Company”), completed the acquisition between the Company and France Medica, a French simplified joint-stock company (“France Medica”), for the purchase of 100% of the shares of France Medica. France Medica has worked with the Company as a distributor of Exactech products in France for a number of years.

The aggregate purchase price is expected to range between approximately €6.8 million and €7.1 million, or approximately $10.6 million and $11.1 million, respectively, based on an exchange rate of $1.56 per €1.00 on March 31, 2008. The Company paid a fixed price of €5.4 million, or $8.3 million, €4.8 million, or $7.4 million, of which was paid to certain shareholders in cash and €589,923, or $932,000 of which, was paid to certain shareholders in shares of Exactech common stock, par value $0.01 per share (“Common Stock”), using a per share value equal to the ninety trading day average closing price of one share of Common Stock as of the closing date. A price supplement of between €1.4 million and €1.7 million, or $2.2 million and $2.7 million, is payable to certain shareholders of France Medica, over a two year period, if certain conditions of employment and sales results are achieved in each of the annual periods. If the conditional terms are not met, the supplemental payment will be reduced by up to 50%. The Common Stock issued as partial proceeds for the acquisition will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and will not be able to be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Company on April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: April 7, 2008	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on April 7, 2008.